UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
December 15, 2015

HEMISPHERX BIOPHARMA, INC.
(Exact name of registrant as specified in its charter)

Delaware	0‑27072	52-0845822
(state or other juris-	(Commission	(I.R.S. Employer
diction of incorporation)	File Number)	(Identification No.)

1617 JFK Boulevard, Suite 500, Philadelphia, PA	19103
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (215) 988-0080

1617 JFK Boulevard, Suite 500, Philadelphia, PA 19103
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On December 15, 2015, Hemispherx Biopharma, Inc. (the “Company”) entered into an Equity Distribution Agreement with Chardan Capital Markets, LLC (the “Agreement”) to create an at-the-market equity program under which it may sell shares of its common stock (the “Shares”) from time to time through Chardan Capital Markets, LLC, as sales agent (“Chardan”). Under the Agreement, Chardan will be entitled to a commission at a fixed commission rate of 3.0% of the gross sales price of Shares sold under the Agreement.

Sales of the Shares, if any, under the Agreement may be made in transactions that are deemed to be “at-the-market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended, including sales made by means of ordinary brokers’ transactions, including on the NYSE MKT, at market prices or as otherwise agreed with Chardan. The Company has no obligation to sell any of the Shares, and may at any time suspend offers under the Agreement or terminate the Agreement.

The Shares will be issued pursuant to the Company’s previously filed and effective Registration Statement on Form S-3 (File No. 333-205228). On December 16, 2015, the Company filed a Prospectus Supplement relating to the Chardan offering with the Securities and Exchange Commission.

On December 15, 2015, prior to the filing of the above referenced Prospectus Supplement, the Company filed a Prospectus Supplement reducing all offerings pursuant to its existing equity distribution agreement with Maxim Group LLC to $0.

As recently announced in the Company’s November 23, 2015 Current Report on Form 8-K, Dr. William A. Carter, the Company’s Chairman of the Board, Chief Executive Officer and Chief Scientific Officer, and Thomas K. Equels, the Company’s President, Executive Vice Chairman of the Board, Chief Financial Officer, Secretary and General Counsel, waived their rights under their respective employment agreements to any future payment of any incentive bonus related to the sale of the Company’s stock under any ATM equity distribution agreements. Dr. Carter and Mr. Equels voluntarily provided these waivers in an effort to preserve cash and to help the Company to ensure its short term commercialization goals.

This Report shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration of qualification under the securities laws of any such state.

The Agreement is filed as Exhibit 10.1 to this Report. The description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement filed herewith as an exhibit to this Report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.             Description

10.1	Equity Distribution Agreement, dated December 15, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEMISPHERX BIOPHARMA, INC.

December 16, 2015                By:    /s/ Thomas K. Equels
Thomas K. Equels,
President